NOCOPI TECHNOLOGIES, INC.

               COMPUTATION OF LOSS PER COMMON SHARE

                                                                      EXHIBIT 11


                                                   Three Months ended March 31
                                                      1997              1996
                                                      ----              ----
Primary
 Net loss applicable to common shares ......     ($   121,800)     ($    10,800)
                                                 ============      ============


 Weighted average common shares
  outstanding ..............................       14,080,654        14,044,166
 Dilutive shares - based on the
  treasury stock method using the
  average market price (1) .................              308            33,271
                                                 ------------      ------------
                                                   14,080,962        14,077,437
                                                 ============      ============
Per share amount applicable to
 net loss ..................................            ($.01)            ($.00)

                                                    Three Months ended March 31
                                                      1997              1996
                                                      ----              ----
Fully diluted
 Net loss ..................................     ($   121,800)     ($    10,800)
 Add interest on Series B notes ............           16,600            16,600
 Deduct ownership interest of
  others in Euro-Nocopi S.A ................          (95,800)          (87,100)
                                                 ------------      ------------
 Net loss applicable to common shares ......     ($   201,000)     ($    81,300)
                                                 ============      ============

 Weighted average common shares
  outstanding ..............................       14,080,654        14,044,166
 Dilutive shares - based on the
  treasury stock method using the
  greater of the period-end market
  price or the average market price (2) ....        1,293,014         1,325,977
                                                 ------------      ------------
                                                   15,373,668        15,370,143
                                                 ============      ============
Per share amount applicable to
 net loss ..................................            ($.01)            ($.01)


(1) represents shares resulting from stock options and warrants.
(2) represents shares resulting from stock options, warrants and the assumed conversion of the convertible notes and Euro-Nocopi S.A. stock.